IRREVOCABLE PROXY

         The undersigned hereby appoints Morris C. Aaron or Irwin L. Gross, or either one of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, and hereby authorizes either of them to represent and vote all of the shares of Common Stock, par value $.001 per share, of The Network Connection, Inc. a Georgia corporation (the "Company"), (and any other voting stock, if applicable) held of record by the undersigned on the date of exercise hereof, or at any meeting or at any other time a vote of the shareholders of such Company is taken, in connection with (i) any vote or other action of the Shareholders of the Company to approve that certain Asset Purchase and Sale Agreement (the "Agreement"), by and between the Company and Interactive Flight Technologies, Inc., dated as of April 29, 1999, and/or any of the transactions contemplated thereby; (ii) any votes or other action of the shareholders to increase the number of authorized shares of Common Stock of the Company; and (iii) any votes or other action of the shareholders to effect any other action or matter required to complete the transactions contemplated by the Agreement. This Irrevocable Proxy is coupled with an interest and shall be valid, effective and irrevocable commencing on the date hereof through the earlier of September 30, 1999 or the approval by the required number of shareholders of all the foregoing items, provided that such date may be extended up to December 31, 1999 if any legal or regulatory action prevents consideration of the matters by the shareholders on or before September 30, 1999.

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
         Dated: May 14, 1999



                                    Signed  /s/ Barbara L. Riner
                                           -------------------------------------

                                           -------------------------------------
                                                        (Print Name)



                                    Signed
                                           -------------------------------------
                                                    (Co-owner, if any)

                                           -------------------------------------
                                                       (Print Name)

                              When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, pleas sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.

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